UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2023

MYOMO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38109	47-0944526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

137 Portland St. 4th Floor
Boston, Massachusetts		02114
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 996-9058

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MYO	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2023, the Company entered into a renewed employment agreement with Paul Gudonis, the President, Chief Executive Officer, and Chairman of the Board of Directors of the Company (the “Board”) (the “Gudonis Agreement”), effective on January 1, 2024. Pursuant to the Gudonis Agreement, Mr. Gudonis shall continue to serve as the Chief Executive Officer of the Company . In consideration thereof, Mr. Gudonis shall receive (i) a base salary of $350,000, and (ii) the opportunity to receive an annual bonus of up to 75% of his base salary, with the actual amount to be determined by the Board and the Compensation Committee upon meeting certain reasonable strategic, sales, operational, and financial goals and targets established by the Board.

As set forth in the Gudonis Agreement, Mr. Gudonis’ employment is at-will, for a three-year term expiring on December 31, 2026, unless renewed upon the consent of the parties. If the parties decide not to renew the Gudonis Agreement, but to continue to work together in an employment relationship, Mr. Gudonis’ employment shall continue on an at-will basis pursuant to the terms and conditions then in effect, unless otherwise modified in writing.

In the event of termination without cause, the Company shall provide to Mr. Gudonis (i) his base salary for twelve months plus his Board-approved annual incentive bonus for the year, (ii) a monthly cash payment for twelve months or Mr. Gudonis’ Consolidated Omnibus Budget Reconciliation Act (“COBRA”) health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Gudonis if he had remained employed by the Company, subject to Mr. Gudonis participating in the Company’s group health plan immediately prior to the date of termination and electing COBRA health continuation, and (iii) the vesting of all stock options and other stock-based awards held by Mr. Gudonis that would have vested if employment had continued for twelve additional months. Additionally, if such termination without cause occurs within 12 months after the occurrence of a change in control ("Change in Control Event"), then notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement, all stock options and other time based stock-based awards held by Mr. Gudonis shall immediately accelerate and become fully exercisable or non-forfeitable as of the closing date of the Change in Control Event. In addition, the measurement date for any performance-based stock awards shall be accelerated to the date of the Change in Control Event. Should Mr. Gudonis be entitled to vesting of all or a portion of such stock awards, such earned portion shall accelerate and become fully exercisable or non-forfeitable as of the closing date of the Change in Control Event.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYOMO, INC.

Date:	December 19, 2023	By:	/s/ David A. Henry
David A. Henry Chief Financial Officer